Exhibit 99.1

PRESS RELEASE

300 West Wieuca Road Building One Suite 300 Atlanta GA 30342 678-781-7200 Fax 678-781-7239 www.williammills.com

FOR IMMEDIATE RELEASE

CONTACT:
Joy Harper Media Contact, Netupdate 678.799.8118 joy@williammills.com	Ken Galpin CEO, Most Home 604.460.7631 ken.galpin@mosthome.com	Diane Holmstrom CEO, Netupdate 425.605.2762 diane.holmstrom@netupdate.com

MOST HOME CORP. SIGNS DEFINITIVE AGREEMENT TO PURCHASE OPERATING ASSETS OF NETUPDATE, INC.

-Mortgage, real estate industry providers unite to streamline mortgage application process-

          BELLEVUE, Wash., and Vancouver, British Columbia, Jan. 14, 2008 - Bellevue, Wash.-based Netupdate, Inc., a provider of Web-based online point-of-sale technology for the mortgage lending industry today announced that Most Home Corp. (OTCBB: MHME), signed a definitive agreement to purchase the operating assets of the company. Most Home provides an end-to-end eMarketing solution and technology platform to major companies like RE/MAX and Long & Foster to help them convert online consumers to customers.

          As previously announced on December 20, 2007, the anticipated total value of the transaction is up to a maximum of $2,700,000. The terms of the deal have changed to an all stock offering consisting of $700,000 in common stock, and a potential of earn-out (common) shares of Most Home Corp. with a maximum value of $2,000,000. Management of both parties anticipate closing on February 1, 2008, to coincide with the beginning of the third quarter of Most Home's fiscal year. The closing of the deal is subject to shareholder approval from Netupdate shareholders.

          Through this acquisition, Most Home will assist Netupdate in delivering on the promise of increased ROI for lenders and real estate organization's online advertising spending. Netupdate's Originator Pro is an integrated, online point-of-sale solution that helps lenders increase and generate additional business from the Internet. Borrowers can initiate loan applications and check the status at any time. Lenders are able to communicate critical information and updates to multiple parties, including realtors, builders and borrowers, generating efficiencies throughout the entire process.

          Most Home Corp. is a U.S. registered company with some 90 percent of its business done in the U.S. Through its suite of lead conversion and mobile solutions, Most Home Corp. assists real estate companies in increasing online borrower acquisition and lead response times.

          The acquisition will enable Netupdate and Most Home Corp. to offer additional services that will benefit the borrower. Additionally, the deal will allow for an extended reach to customers with complementary products and services.

          "We are delighted at the prospect of being part of Most Home Corp.," said Diane Holmstrom, CEO of Netupdate. "I believe that the cumulative effect of our two companies working as one will be impactful for the mortgage industry as it represents a true evolution in how mortgage and real estate professionals will provide a more cohesive experience for borrowers during the home buying process. Repeatedly our customers have expressed their need to generate ROI from online leads. Through partnering with Most Home, we are working to make that a reality for our clients."

          "We've experienced first-hand the consumer frustration that is caused by having to deal with the mortgage and real estate industry separately," said Ken Galpin, CEO of Most Home Corp. "The consumer demand is for a more streamlined homebuying experience that unites the mortgage and real estate industries. Most Home has taken the first step in acquiring Netupdate to employ existing synergies which help our clients provide homebuyers with a better online experience."

About Netupdate, Inc.

Based in Bellevue, Washington, Netupdate, Inc., a developer of lending technologies, offers Originator Pro, an integrated, online point-of-sale system for retail and wholesale lenders who want to increase business from the Internet. Netupdate's Software as a Solution allows mortgage professionals to work together online to collect borrower information, provide regular communication and status updates, and to move loan data to loan origination systems, significantly reducing the time, cost and complexity of these financial transactions. For more information on Netupdate visit the company's Web site at www.netupdate.com.

About Most Home Corp.

Headquartered in Vancouver, B.C., Most Home Corp., through its wholly owned subsidiary, Most Home Real Estate Services Inc., provides an end-to-end eMarketing solution and technology platform that enables real estate and mortgage firms to increase their online lead conversion rates. Using a proprietary process to improve marketing returns, Most Home enables real estate professionals to enhance their brand and grow their business by supporting multiple channels of customer engagement, ensuring no customers are lost, and ensuring consumers always receive a consistent, positive, and professional service experience. For more information, please visit www.mosthome.com.

Certain information and statements included in this news release constitute "forward-looking" statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements.

To the extent that statements made hereof are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking. All forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements made in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. In addition, the company disclaims any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date hereof.